UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2021

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 17, 2021, Apollo Global Management, Inc. (“AGM”) held a special meeting of stockholders (the “Special Meeting”) in connection with the previously announced merger transactions (the “Merger Transactions”) involving AGM, Tango Holdings, Inc. (“Tango”) and Athene Holding Ltd. (“AHL”). At the close of business on November 4, 2021, the record date for the Special Meeting, there were 246,579,482 shares of AGM Class A common stock, $0.00001 par value per share (“Class A Shares”), one share of AGM Class B common stock, $0.00001 par value per share (the “Class B Share”), and one share of AGM Class C common stock, $0.00001 par value per share (the “Class C Share”, and together with the Class A Shares and the Class B Share, the “AGM Common Shares”), outstanding.

The holders of a majority in voting power of the outstanding Class A Shares and the Class B Share entitled to vote on the Merger Agreement Proposal (as defined below) at the Special Meeting, voting together as a single class, were represented at the Special Meeting in person or by proxy, which constituted a quorum for the vote on the Merger Agreement Proposal. The holders of a majority in voting power of the outstanding Class A Shares, the Class B Share and the Class C Share entitled to vote on the Charter Amendment Proposal (as defined below) at the Special Meeting, voting together as a single class, and including the holder of the Class B Share, were represented at the Special Meeting in person or by proxy, which constituted a quorum for the vote on the Charter Amendment Proposal.

The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is described in greater detail in AGM’s definitive proxy statement filed on Schedule 14A with the U.S. Securities and Exchange Commission on November 5, 2021.

1.	To adopt the Agreement and Plan of Merger by and among AGM, AHL, Tango, Blue Merger Sub, Ltd., a Bermuda exempted company and a direct wholly owned subsidiary of Tango, and Green Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Tango (the “Merger Agreement Proposal”):
For	Against	Abstain
372,440,796	104,907	89,060

2.	To adopt an amended and restated certificate of incorporation of AGM (the “Charter Amendment Proposal”):
For	Against	Abstain
2,594,309,117	88,574	108,232

The results under the column “For” include the affirmative vote at the Special Meeting of the holder of the outstanding Class B Share.

Because a quorum was present at the Special Meeting for the vote on the Merger Agreement Proposal and for the vote on the Charter Amendment Proposal, and the Merger Agreement Proposal and the Charter Amendment Proposal received the requisite votes needed for approval, a vote on the proposal to adjourn the Special Meeting, if necessary or advisable, including to solicit additional proxies in favor of the Merger Agreement Proposal or the Charter Amendment Proposal, was not called.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Global Management, Inc.

Dated: December 17, 2021	By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer

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